                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) September 4, 1998

                               IOS CAPITAL, INC.
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------



          DELAWARE                 File No. 0-20405              23-2493042
------------------------------     ----------------            --------------
(State or other jurisdiction       (Commission File            (IRS Employer
     of incorporation)                  Number)                Identification
                                                                   Number)


                    1738 Bass Road, Macon, Georgia         31210
                    ------------------------------         -----
               (Address of principal executive offices)  (Zip Code)


                                 (912) 471-2300
              Registrant's telephone number, including area code:



                                Not Applicable
                -----------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.
         ------------

     On August 14, 1998, the Registrant's parent, IKON Office Solutions, Inc. ("IKON") announced its financial results for the quarter ended June 30, 1998. IKON reported that it was taking a $94 million pre-tax charge to earnings for the third quarter of 1998 and a $16 million pre-tax charge to earnings for the second quarter of 1998, which was being restated. These results were reported in IKON's quarterly report Form 10-Q for the quarterly period ended June 30, 1998 and IKON's amended quarterly report on Form 10-Q/A for the quarterly period ended March 31, 1998.

     As of September 4, 1998, IKON has confirmed that nine actions have been filed against IKON in the United States District Court for the Eastern District of Pennsylvania. In addition to these actions, IKON has received information that three additional actions have been filed, but has not yet received confirmation of these filings. The confirmed actions are captioned:

     CV-4286 Philip Cohen and Sandra Cohen, on behalf of themselves and all others similarly situated, Plaintiffs, v. IKON Office Solutions, Inc., John E. Stuart and James J. Forese, Defendants.

     CV-4331 Adele Brody, on behalf of herself and all others similarly situated, Plaintiff, v. IKON Office Solutions, Inc., John E. Stuart and James J. Forese, Defendants.

     CV-4339 Frederic L. Goldfein, on behalf of himself and all others similarly situated, Plaintiff, v. IKON Office Solutions, Inc., John E. Stuart and James J. Forese, Defendants.

     CV-4355 Nicholas A. Carrozza, on behalf of himself and all others similarly situated, Plaintiff, v. IKON Office Solutions, Inc., John E. Stuart and James J. Forese, Defendants.

     CV-4372 Leonard Bronstein, on behalf of himself and all others similarly situated, Plaintiff, v. IKON Office Solutions, Inc., John E. Stuart and James J. Forese, Defendants.

     CV-4377 Jerome Kaplan, on behalf of himself and all others similarly situated, Plaintiff, v. IKON Office Solutions, Inc., John E. Stuart and James J. Forese, Defendants.

     CV-4532 Antonio DiMaggio, on behalf of himself and all others similarly situated, Plaintiff, v. IKON Office Solutions, Inc., John E. Stuart and James J. Forese, Defendants.

     CV-4542 John Sharpe, Rufus Thorpe, John Sands, William N. Luyben and Sharon P. Loyben, on behalf of themselves and all others similarly situated, Plaintiffs, v. IKON Office Solutions, Inc., John E. Stuart and James J. Forese, Defendants.

     CV-4543 Scott Orrock, Robert Ritter, and P. David Caccamise, behalf of themselves and all others similarly situated, Plaintiffs, v. IKON Office Solutions, Inc., John E. Stuart and James J. Forese, Defendants.

     The confirmed actions purport to be brought as class actions on behalf of purchasers of IKON's common stock during various periods from October 15, 1997 through August 13, 1998. The complaints allege that IKON made false and misleading statements concerning, among other things, IKON's ongoing transformation process, financial statements and internal financial reporting systems and controls in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and 10b-5 thereunder. IKON intends to vigorously defend these actions.

     This Report includes or incorporates by reference information which may constitute forward-looking statements about the Registrant or IKON made pursuant to the safe harbor provisions of the federal securities laws. Although the Registrant believes the expectations contained in such forward-looking statements are reasonable, no assurances can be given that such expectations will prove correct. Such forward-looking information is based on the Registrant's or IKON's current plans or expectations, and is subject to risks and uncertainties that could significantly affect the Registrant's and/or IKON's current plans, anticipated actions and future financial condition and results. These uncertainties and risks include, but are not limited to, those relating to conducting operations in a competitive environment; delays, difficulties, technological changes, management transitions and employment issues associated with IKON's consolidation of business operations; IKON's management of a program to acquire and integrate new companies, including companies with technical services and products that are relatively new to IKON, and also including companies outside the United States, which present additional risks relating to international operations; risks and uncertainties associated with IKON's implementation of a preferred vendor program; debt service requirements (including sensitivity to fluctuation in interest rates); and general economic conditions. As a consequence, current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Registrant.

                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                IOS CAPITAL, INC.



                                                By:  /s/ Harry Kozee
                                                    ----------------
                                                  Harry  Kozee
                                                  Vice President - Finance



Dated: September 4, 1998